Exhibit 99.1
Beyond, Inc. Announces Key Leadership Changes
Executive Team Restructured to Position Bed Bath & Beyond, Overstock Businesses for Growth

MIDVALE, Utah, February 20, 2024 — Beyond, Inc. (NYSE: BYON), owner of Bed Bath & Beyond, Overstock, and other online retail brands designed to unlock your home’s potential, today announced significant changes to its executive team. The Executive Chairman and Board of Directors approved the following changes, effective today:

a.Chandra Holt is joining the company as Chief Executive Officer, Bed Bath & Beyond
b.Dave Nielsen has been appointed to Chief Executive Officer, Overstock
c.Adrianne Lee, Chief Financial Officer, has taken on an expanded role as Chief Financial & Administrative Officer

As the company – which rebranded from Overstock.com to Beyond in November – continues to evolve, these executive changes were designed to position both the Bed Bath & Beyond and Overstock brands for growth and success into the future.

“Beyond is in the midst of a great transformation that required changes to the executive team structure in support of our strategic objectives to drive shareholder value” said Marcus Lemonis, Executive Chairman of the Beyond, Inc. Board of Directors. “Chandra’s retail and leadership expertise and proven e-commerce track record makes her an invaluable addition to our team to drive Bed Bath & Beyond forward. With Dave’s extensive experience in furniture and home furnishings e-commerce and retail liquidation I am confident he will quickly reignite the valuable Overstock brand. I’m excited to see the collective impact Chandra, Dave, and Adrianne’s leadership will have on our business.”

A veteran merchandiser with expertise in ecommerce, Holt held various leadership roles at Walmart and Target before joining Conn’s HomePlus, a specialty retailer with more than 180 retail locations across 15 states, in 2021 as President and Chief Executive Officer. Her full bio is available at www.beyond.com/corporate/about.

Nielsen joined the company as Overstock in 2009 and has held several executive positions since that time and as President from 2019 – present leading the company’s marketing, merchandising, supply chain, technology and digital product organizations. Most recently, he served as Interim-CEO and President, overseeing company operations for Beyond, Inc. and Bed Bath & Beyond. His full bio is available at https://www.beyond.com/corporate/about.

Lee has been Chief Financial Officer since 2020 and oversees all financial-related matters for the company, in addition to the legal, communications, investor relations, IT security functions, among others. She played an integral role in Overstock’s acquisition of the Bed Bath & Beyond brand in 2023. Her full bio is available https://www.beyond.com/corporate/about.

About Beyond Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products they love. The Company owns the Bed Bath & Beyond brand and associated intellectual property. Bed Bath & Beyond is an online furniture and home furnishings retailer in the United States and Canada. The leading ecommerce website sells a broad range of quality, on-trend home products at competitive prices, including furniture, bedding and bath, patio and outdoor, area rugs, tabletop and cookware, décor, storage and organization, small appliances, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website.
Beyond, Bed Bath & Beyond, Welcome Rewards, Overstock and Overstock Government are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our future performance. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 2, 2023, Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 31, 2023, Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 31, 2023, and in our subsequent filings with the SEC.

Beyond, Inc. Media Relations:
Sarah Factor
pr@beyond.com